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                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                            E&S HOLDINGS CORPORATION

    Pursuant to Section 242 of the General Corporation Law of the State of Delaware, E&S HOLDINGS CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Company"), does hereby certify:

    1. The provisions of Article 1 of the Company's Certificate of Incorporation shall be amended to read as follows:

   "1. The name of the Company is EVENFLO & SPALDING HOLDINGS CORPORATION."

    IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by Paul L. Whiting, its Chief Executive Officer, and attested by Robert K. Adikes, its Secretary, this 15th day of January, 1997.

                                          E&S HOLDINGS CORPORATION
                                          By /s/ Paul L. Whiting________________
                                             Chief Executive Officer

(SEAL)

Attest:

_________/s/ Robert K. Adikes_________
               Secretary